This document prepared by and
after recording return to:
Grubb & Ellis Healthcare REIT II, Inc.
1551 North Tustin Avenue Suite 300
Santa Ana, California 92705
Attn: Danny Prosky

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE (“Assignment”) is dated as of May 26th, 2011 (“Effective Date”), by and between JERSEY CITY MEDICAL COMPLEX, LLC, a Delaware limited liability company, having an address of 839 North Jefferson Street, Suite 600, Milwaukee, Wisconsin 53202 (“Assignor”) and G&E HC REIT II JERSEY CITY MOB, LLC, a Delaware limited liability company, having an address of 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705 (“Assignee”);

RECITALS:

A. Pursuant to a Real Estate Purchase Agreement and Escrow Instructions dated as of April 20, 2011, as amended, by and among Assignor, Assignee and Chicago Title Insurance Company, certain estates in real property (the “Estates”) held by Assignor are being conveyed to Assignee.

B. The Estates include all of Assignor’s right, title and interest in and to that certain Ground Lease (the “Ground Lease”) dated September 19, 2008, by and between Assignor, as lessee, and Jersey City Medical Center, a New Jersey non-profit corporation as lessor (“Ground Lessor”) for the land described on Exhibit A attached hereto on Exhibit “A” and all of Assignor’s right, title and interest in and to the Improvements (as defined in the Ground Lease) arising thereunder. A Memorandum of the Ground Lease has been recorded in the public records of Hudson County, New Jersey in Deed Book 8621, Page 313-320.

C. Assignor desires to assign all of its right, title and interest in and to the Ground Lease and Improvements arising thereunder to Assignee, and Assignee desires to assume all of Assignor’s right, title and interest in and to the Ground Lease and Improvements arising thereunder.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

1. Assignment. Assignor hereby assigns to Assignee, its successors and assigns, as of the Effective Date, all of its right, title and interest in and to the Ground Lease and all of its right, title and interest in and to the Improvements arising thereunder, and all of its rights, duties and obligations, whether express or implied, arising under the Ground Lease.

2. Assumption. Assignee hereby accepts the foregoing assignment of the Ground Lease and Assignor’s right, title and interest in and to the Improvements arising thereunder, and, in consideration thereof, Assignee, on and after the Effective Date, hereby assumes all of Assignor’s right, title and interest and all of its rights, duties and obligations, whether express or implied, arising under the Ground Lease.

3. Performance. From and after the Effective Date, Assignee hereby agrees to faithfully perform all of the duties imposed upon Assignor under the Ground Lease and to comply with all of the covenants therein contained.

4. Assignor Indemnity. Assignor agrees to indemnify, defend and hold Assignee and its officers, directors, partners, members, agents, employees, affiliates, attorneys, heirs, successors and assigns (collectively, “Assignee’s Indemnified Parties”) harmless from and against any and all liabilities, liens, claims, damages, costs, expenses, suits or judgments paid or incurred by any of Assignee’s Indemnified Parties and all expenses related thereto, including, without limitation, court costs and reasonable attorneys’ fees, arising out of or in any way connected or related to (i) any breach or nonperformance by Assignor of this Assignment, or (ii) any liability arising because of a breach of the Ground Lease by Assignor which occurred or arose or is alleged to have occurred or arisen prior to the Effective Date and which is not solely due to actions taken by Assignee.

5. Assignee Indemnity. Assignee agrees to indemnify, defend and hold Assignor and its officers, directors, partners, members, agents, employees, affiliates, attorneys, heirs, successors and assigns (collectively, “Assignor’s Indemnified Parties”) harmless from and against any and all liabilities, liens, claims, damages, costs, expenses, suits or judgments paid or incurred by any of Assignor’s Indemnified Parties and all expenses related thereto, including, without limitation, court costs and reasonable attorneys’ fees arising out of or in any way connected or related to (i) any breach or nonperformance by Assignee of this Assignment, or (ii) any liability arising because of a breach of the Ground Lease by Assignee which occurred or arose or is alleged to have occurred or arisen on or after the Effective Date and which is not solely due to actions taken by Assignor.

6. Indemnifications. Notwithstanding anything to the contrary contained herein, no indemnification obligation of Assignor or Assignee hereunder shall include an indemnity for consequential losses or punitive damages. With respect to each indemnification obligation contained herein, the indemnified party shall give prompt written notice to the indemnifying party of any claim or event giving rise to possible indemnification, and the indemnified party shall not settle any such claim without the prior written consent of the indemnifying party, such consent not to be unreasonably withheld or delayed. Any indemnification obligations of Assignor hereunder shall be subject to the Purchase Agreement (and take into account the liability of Assignor) arising from a breach of the Purchase Agreement, a breach of this Assignment, or a breach of any other transfer document entered into by Assignor thereunder.

7. Execution of Counterparts. This Assignment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

8. Governing Law. This Assignment shall be governed by, and construed in accordance with, the applicable laws of the State of New Jersey.

9. Binding Effect. This Assignment shall inure to the benefit of, and shall be binding upon, Assignor and Assignee and each of their respective successors and assigns.

10. Further Assurances. Assignor and Assignee, for themselves and their successors and assigns, hereby agrees to do all things, take all actions, and to execute, acknowledge, deliver and record all documents, instruments, agreements, powers of attorney and assurances as are necessary or convenient to more fully effect the assignment contemplated hereby upon the request of Assignee or Assignor, their successors or assigns, as the case may be.

[Remainder of Page Intentionally Left Blank; Signatures Appear on Following Pages]

[Signature Page 1 of 2 to Assignment and Assumption of Ground Lease]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed in their respective names, all as of the Effective Date.

JERSEY CITY MEDICAL COMPLEX, LLC, a Delaware limited liability company
By its Manager:
Landmark Healthcare Properties Fund, LLC, a Delaware series limited liability company, on behalf of its Jersey City Series
By its sole Member:
Landmark Healthcare Companies LLC, a Delaware limited liability company
By: /s/ Nicholas F. Checota
Nicholas F. Checota President

Witnesses:

/s/ Kristin Kannegiessee
Witness: Kristin Kannegiessee

/s/ Billie Jo Fatheree
Witness: Billie Jo Fatheree

ACKNOWLEDGMENT

State of Wisconsin	)
: SS
Milwaukee County	)

This instrument was acknowledged before me on the 24th day of May, 2011, by Nicholas F. Checota, as President of Landmark Healthcare Companies LLC, sole member of Landmark Healthcare Properties Fund, LLC on behalf of its Jersey City series, manager of Jersey City Medical Complex, LLC.

/s/ Stephen Elliott
Stephen Elliott Notary Public, State of Wisconsin
My Commission is permanent

[Signature Page 2 of 2 to Assignment and Assumption of Ground Lease]

ASSIGNEE:

G&E HC REIT II JERSEY CITY MOB, LLC,
a Delaware limited liability company

By: /s/ Danny Prosky
Name: Danny Prosky
Its: Authorized Signatory

Witnesses:

/s/ Rex Morishita
Witness: Rex Morishita

/s/ Brian McDonald
Witness: Brian McDonald

State of California	)
: SS
Los Angeles County	)

This instrument was acknowledged before me on the 25th day of May, 2011, by Danny Prosky as Authorized Signatory of G&E HC REIT II JERSEY CITY MOB, LLC.

/s/ P.C. Han
P.C. Han
Notary Public, State of California
My Commission expires on June 25, 2011